FOR IMMEDIATE RELEASE

SMITHFIELD FOODS ANNOUNCES NOTICE OF CHANGE OF CONTROL AND OFFER TO PURCHASE ITS 6.625% SENIOR NOTES DUE 2022

SMITHFIELD, Virginia (September 16, 2013) - Smithfield Foods, Inc. (NYSE: SFD) (the “Company”) today announced that it will notify holders (the “Notice”) of its 6.625% senior notes due 2022 (the “Notes”) that a “Change of Control”, as defined in the indenture governing the Notes, is expected to occur upon the consummation of the proposed and previously announced acquisition (the “Acquisition”) of the Company by Shuanghui International Holdings Limited. Pursuant to the terms of the Notes, following the consummation of the Acquisition, holders of the Notes will have the right to require the Company to purchase all or a portion of such holders' Notes at a price of 101% of the principal amount thereof, plus any accrued and unpaid interest up to, but not including, the date of purchase (the “Purchase Price”). The Company has today commenced the offer to purchase (the “Offer”) the Notes for the Purchase Price in contemplation of, and conditioned on, the consummation of the Acquisition.

The Notice and the terms and conditions of the Offer are included in the Notice of Change of Control and Offer to Purchase dated September 16, 2013 and related Letter of Transmittal to be distributed to holders of the Notes.

The Offer will expire at 11:59 p.m., New York City time, on October 11, 2013, unless extended (such time and date, as the same may be extended, the “Expiration Date”). Holders must validly tender their Notes at or prior to the Expiration Date to be eligible to receive the Purchase Price.

The Company has retained U.S. Bank National Association to act as the Depositary. Questions and requests for additional documents may be directed to the Depositary in writing at U.S. Bank National Association, West Side Flats Operations Center, Attention: Specialized Finance, 60 Livingston Avenue, Mail Station -- EP-MN-WS2N, St. Paul, MN 55107-2292, by telephone at (800) 934-6802 or by facsimile at (651) 495-8158.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities.

More information about Shuanghui International can be found at http://www.shuanghui-international.com.

About Smithfield Foods

Smithfield Foods is a $13 billion global food company and the world's largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Smithfield®, Eckrich®, Farmland®, Armour®, Cook's®, Gwaltney®, John Morrell®, Kretschmar®, Curly's®, Carando®, Margherita®, and Healthy Ones®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental, and food safety and quality programs. For more information, visit www.smithfieldfoods.com and www.smithfieldcommitments.com.

Additional Information and Forward Looking Statements

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company's filings with the SEC from the Company's website at http://investors.smithfieldfoods.com or by directing a request to: Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attn: Investor Relations, (757) 365-3050, keiralombardo@smithfieldfoods.com.

This communication contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning the expected timing of the completion of the proposed merger, the Company's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company's forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the ability to consummate the transactions described in this press release, the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with the Company's indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, adverse weather conditions, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company's ability to effectively restructure portions of the Company's operations and achieve cost savings from such restructurings and other risks and uncertainties described under “Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended April 28, 2013. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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Contacts

FOR SMITHFIELD FOODS:
Investors
Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050

Media
Andy Brimmer / Matthew Sherman / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

FOR SHUANGHUI INTERNATIONAL:
Investors
Amy Feng
Abernathy MacGregor
(213) 630-6550

U.S. Media
Chuck Dohrenwend / Pat Tucker
Abernathy MacGregor
(212) 371-5999

Chinese-language Media
Johnson Duan / Shufen Tan
SPRG (China)
(86) 186-2169-0099 / (86) 138-0177-3775